                                                                      Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2000


Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement


         1. Statement of Cash Available for Distribution for the three months ended March 31, 2000:

             Net loss                                                                    $      (11,000)
             Less:   Equity in income of Local Limited Partnership                              (12,000)
             Add:    Cash from reserves                                                          23,000
                                                                                         ---------------

             Cash Available for Distribution                                             $            -
                                                                                         ===============


         2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2000:


                         Entity Receiving                                   Form of
                           Compensation                                   Compensation                          Amount
             -----------------------------------------        -------------------------------------         ----------------

             None



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